quadrax
                              Advanced Materials Systems




   FOR IMMEDIATE RELEASE: June 24, 1996

   CONTACT: 	Edward A. Stoltenberg, C.F.O., Quadrax Corporation,
            	tel. (401) 683-6600

		          	Hal Levine/Marty Cohen, The Levine Group, tel. (212) 682-8875

                             QUADRAX SETTLES DEFAMATION SUIT


           PORTSMOUTH, RI--Quadrax Corporation (Nasdaq-Small Cap Issues:QDRX) and its former Chairman, Pat Hayton, jointly announced the mutually satisfactory resolution of litigation filed against Quadrax by Mr. Hayton in December, 1995. The settlement did not involve the payment of any consideration by either party. In reaching this agreement, the parties reaffirmed the continuing validity of these mutual releases set forth in the "Agreement for the Creation of the Voting Trust and Settlements of Claims and Liabilities," dated February 13, 1995, the two written amendments thereto dated March 17, 1995, and May 30, 1995, as well as all related exhibits.

           Quadrax Corporation produces thermoplastic composite materials using its proprietary fabrication and manufacturing processes for a wide range of high-performance commercial and consumer products.



           Note: Quadrax's latest news releases are available at no charge by dialing 1-800-758-5804, ext. 728452, or at http://www.prnewswire.com on the Internet.


    Quadrax Corporation
    300 High Point Avenue, Portsmouth,  RI  02871
    Tel: (401)683-6600  Fax: (401)683-6606